Exhibit 99.2
                                                                    ------------


                  IN THE UNITED STATES COURT OF FEDERAL CLAIMS
                          -----------------------------

                                  NO. 95-473 C
                             (JUDGE JAMES T. TURNER)
                          -----------------------------

                              BANK UNITED, ET AL.,

                                          PLAINTIFFS,

                                       V.

                                 UNITED STATES,

                                          DEFENDANT.

                        -----------------------------


           PLAINTIFFS' REPLY TO DEFENDANT'S MEMORANDUM IN RESPONSE TO PLAINTIFFS' MOTION FOR AMENDED FINDINGS AND JUDGMENT AND FOR RE-OPENING THE RECORD FOR ADDITIONAL EVIDENCE AND DEFENDANT'S
                                MOTION TO STRIKE


                          -----------------------------

OF COUNSEL:                          WALTER B. STUART IV
JOHN D. TAURMAN                      TEXAS BAR NO. 19429020
 UNIFIED D.C. BAR NO. 133942         VINSON & ELKINS L.L.P.
TEGAN M. FLYNN                       1001 FANNIN, SUITE 2300
 UNIFIED D.C. BAR NO. 420710         HOUSTON, TEXAS 77002-6760
JOSEPH E. HUNSADER                   (713) 758-1086
 UNIFIED D.C. BAR NO. 453328
(202) 639-6650                       ATTORNEY OF RECORD FOR PLAINTIFFS

VINSON & ELKINS L.L.P.
1455 PENNSYLVANIA AVENUE, N.W.
SUITE 600
WASHINGTON, DC 20004-1008

DAVID T. HEDGES, JR.
TEXAS BAR NO. 09370000
MICHAEL C. HOLMES
TEXAS BAR NO. 24002307
(713) 758-2676

VINSON & ELKINS L.L.P.
1001 FANNIN, SUITE 2300
HOUSTON, TEXAS 77002-6760

MARCH 8, 2002

                                TABLE OF CONTENTS

TABLE OF AUTHORITIES........................................................ii

INTRODUCTION.................................................................1

ARGUMENT.....................................................................2

I.    PLAINTIFFS ARE ENTITLED TO RELIEF UNDER RULES 52 AND 59 OF THE
      COURT OF FEDERAL CLAIMS................................................2

II.   PLAINTIFFS ARE ENTITLED TO RECOVER THE PROVEN DIVIDEND PAYMENTS
      BY BANK UNITED FOR THE 1992 PREFERRED STOCK............................5

      A.    DEFENDANT'S BREACH CAUSED PLAINTIFFS TO INCUR A COST TO
            MITIGATE - DIVIDENDS - THEY WOULD NOT HAVE INCURRED BUT FOR
            THE BREACH.......................................................5

      B.    CAL FED DID NOT CONFIRM DR. MILLER'S THEORY AS A MATTER OF
            STARE DECISIS....................................................7

      C.    NO OFFSET SHOULD BE MADE FOR ANY "BENEFIT" OF CASH RECEIVED
            FROM THE INFUSION OF PREFERRED CAPITAL...........................9

      D.    THE AMOUNT OF DIVIDENDS ACTUALLY PAID BY BANK UNITED IS NOT
            "ABSURD"........................................................12

      E.    PLAINTIFFS INCURRED THE COST OF THE DIVIDENDS PAID ON THE
            1992 PREFERRED STOCK BEFORE THE CLOSE OF THE DAMAGES WINDOW.....13

      F.    PLAINTIFFS WERE NOT REQUIRED BY THE LAW OF MITIGATION TO
            FERRET OUT THE MEANS OF MITIGATION THAT WOULD MINIMIZE
            DEFENDANT'S OBLIGATION TO PAY DAMAGES...........................13

III.  PLAINTIFFS ARE ENTITLED TO RECOVER THE $35.3 MILLION THE COURT
      FOUND THEY SPENT TO MITIGATE THE BREACH AND A RETURN ON THE
      $35.3 MILLION.........................................................14

IV.   THE GOVERNMENT'S "EVIDENTIARY" ARGUMENTS ARE MERITLESS................18

CONCLUSION..................................................................20

                              TABLE OF AUTHORITIES

CASES

Bank One, Texas, N.A. v. Taylor,
   970 F.2d 16 (5th Cir. 1992)..............................................12

Bank United of Texas FSB v. United States,
  49 Fed. Cl. 1 (1999) (Smith, J.).......................................2, 14

Bank United of Texas FSB v. United States,
  50 Fed. Cl. 645 (2001)................................................passim

Bluebonnet Savings Bank, F.S.B. v. United States,
  266 F.3d 1348 (Fed. Cir. 2001).............................................8

Bluebonnet Savings Bank, FSB v. United States,
  47 Fed. Cl. 156 (2000).....................................................9

California Federal Bank, FSB v. United States,
  245 F.3d 1342 (Fed. Cir. 2001), cert denied, 122 S. Ct. 920 (2002).........7

California Federal Bank, FSB v. United States,
  43 Fed. Cl. 445 (1999).....................................................7

Cole Energy Dev. Co. v. Ingersoll-Rand Co.,
  913 F.2d 1194 (7th Cir. 1990).............................................16

Diebitz v. Arreola,
   834 F. Supp. 298 (E.D. Wis. 1993).........................................4

Energy Capital Corp v. United States,
  47 Fed. Cl. 382 (2000)....................................................14

Federal Deposit Insurance Corp. v. Meyer
  781 F.2d 1260 (7th Cir. 1986)..............................................4

Fishman v. Estate of Wirtz,
  807 F.2d 520 (7th Cir. 1986)..........................................16, 18

Fontenot v. Mesa Petroleum Co.,
  791 F.2d 1207 (5th Cir. 1986)..........................................3, 18

G.A. Thompson v. Wendell J. Miller Mfg.,
  457 F. Supp. 996 (S.D.N.Y. 1978)...........................................6

Green Construction Co. v. First Indemnity of America Ins. Co.,
  735 F. Supp. 1254 (D.N.J. 1990)............................................6

Handicapped Children's Edu. Bd. of Sheboygan Co. v. Lukazewski,
  332 N.W.2d 774 (Wis. 1983).............................................9, 10

Hughes Communications Galaxy, Inc. v. United States,
  271 F.3d 1060 (Fed. Cir. 2001).............................................6

In re Brand Name Prescription Drugs Antitrust Litig.,
  Cause No. 94C897, 2000 WL 204061, *2 (N.D. Ill. Feb. 10, 2000).............7

Indu Craft, Inc. v. Bank of Baroda,
  47 F.3d 490 (2d Cir. 1995)................................................17

John Morrell & Co. v. Local Union 304A,
  913 F.2d 544 (8th Cir. 1990)..............................................12

Kangas v. Trust,
  441 N.E.2d 1271 (Ill. App. Ct. 1982)......................................10

Ketchikan Pulp Co. v. United States,
  20 Cl. Ct. 164 (1990).....................................................14

LaSalle Talman Bank, F.S.B. v. United States,
  45 Fed. Cl. 64 (1999)......................................................8

Louis Dreyfus Corp. v. Brown,
  709 F.2d 898 (5th Cir. 1983)...............................................6

Midwest Industrial Painting of Florida v. United States,
  4 Cl. Ct. 124 (1983)......................................................11

Mincey v. Head,
  206 F.3d 1106 (11th Cir. 2000).............................................4

Movits v. First Nat'l Bank,
  148 F.3d 760 (7th Cir. 1998) (Posner, J.).................................16

Multiflex, Inc. v. Samuel Moore & Co.,
  709 F.2d 980 (5th Cir. 1983)..............................................16

National Metal Finishing Co. v. BarclarysAmerican/Commercial, Inc.,
  899 F.2d 119 (1st Cir. 1990)...............................................3

S.J. Groves & Sons Co. v. Warner Co.,
  576 F.2d 524 (3d Cir. 1978)...........................................11, 14

Scott v. City of Topeka Police & Fire Civil Serv. Comm'n,
  739 F. Supp. 1434 (D. Kan. 1990)...........................................3

Simeone v. First Bank National Ass'n,
   73 F.3d 184 (8th Cir. 1996)...............................................6

OTHER AUTHORITIES

Barron's Financial Guides, Mortgage Payments (3d ed. 2001), at 283, 289.....12

U.C.C.ss.2-712...............................................................6

U.C.C.ss.ss.2-711 & 2-713....................................................6

RULES

FED. R. EVID. 401...........................................................19

TREATISES

3 D. DOBBS, LAW OF REMEDIES
  ss. 12.6(2) (1993)........................................................10

5 CORBIN, CONTRACTS
  ss.1039 (1964)............................................................11

JAMES WM. MOORE, MOORE'S FEDERAL PRACTICE P.P.  52.60[3], 52.60[4][d] (3d ed.
  1999)......................................................................3

                 IN THE UNITED STATES COURT OF FEDERAL CLAIMS

BANK UNITED, et al.,....                ss.
      ......      ......                ss.
      ......      Plaintiffs,           ss.
      ......      ......                ss.
      ......v.    ......                ss.     No. 95-473 C
      ......      ......                ss.     (Judge James T. Turner)
UNITED STATES,    ......                ss.
      ......      ......                ss.
      ......      Defendant.            ss.


          PLAINTIFFS' REPLY TO DEFENDANT'S MEMORANDUM IN RESPONSE TO
         PLAINTIFFS' MOTION FOR AMENDED FINDINGS AND JUDGMENT AND FOR
        RE-OPENING THE RECORD FOR ADDITIONAL EVIDENCE AND DEFENDANT'S
                                MOTION TO STRIKE

      Plaintiffs submit this memorandum in reply to Defendant's Memorandum in Response to Plaintiffs' Motion for Amended Findings and Judgment and For Re-opening the Record For Additional Evidence and Defendant's Motion to Strike ("Def. Mem.").

                                  INTRODUCTION

      This Court held that Plaintiffs "are entitled to damages . . . for the proven costs incurred to mitigate the breach," Bank United of Texas FSB v. United States, 50 Fed. Cl. 645, 646 (2001), and that Plaintiffs mitigated the Government's breach by capital infusions into Bank United. Id. at 660-62. It concluded, however, that "there is no record on which to base an award for
those  mitigation   activities."  Id.  at  665.   Plaintiffs'  motions  simply
describe the record evidence of their costs of mitigation and ask that the Court amend its judgment to award those costs. Although Defendant admits that "the Court ruled" that "certain transactions . . . mitigated the potential harm of the Government's breaches," Def. Mem. at 1, it appears to challenge the Court's ruling. For example, Defendant argues that "Plaintiffs should not be permitted to introduce new damage theories." Id. at 2. These "new damage theories," according to Defendant, are that Plaintiffs' capital infusions into Bank United mitigated the potential harm from Defendant's breach. Id. at 4. These are not Plaintiffs' "new damage theories" but the holding of the Court.
      Plaintiffs' position is straightforward. This Court has twice held that Plaintiffs bargained for and obtained from the Government the Capital Forbearance that permitted Plaintiffs to lever their invested capital of $90 million, and any additional capital invested, at a favorable ratio. Bank United, 50 Fed. Cl. at 648-49; Bank United of Texas FSB v. United States, 49 Fed. Cl. 1, 5 (1999) (Smith, J.). To use an example, with a two percent capital ratio, Plaintiffs could invest $1 million of capital in Bank United to permit the Bank to acquire or originate up to $50 million in assets. After the breach, which increased the capital ratio to three percent, the Bank could only acquire or originate up to $33 million in assets with that $1 million of capital. The Court held that Plaintiffs mitigated the breach by investing enough additional capital (approximately $500,000 in the example and $85.5 million and $35.3 million in the real world) to permit the Bank to grow to the same size it would have but for the breach. Bank United, 50 Fed. Cl. at 660-62. Consequently and clearly, but for Defendant's breach, Plaintiffs would not have been forced to use the proceeds of the preferred stock offering and the $35.3 million of capital infusions to mitigate. All Defendant's scatter-shot arguments and name-calling cannot alter that fact and its necessary legal requirement -- awarding Plaintiffs their actual cost of infusing more capital in Bank United to mitigate Defendant's breach.

                                    ARGUMENT

I. PLAINTIFFS ARE ENTITLED TO RELIEF UNDER RULES 52 AND 59 OF THE COURT OF FEDERAL CLAIMS

      Plaintiffs' motions are not "procedurally infirm." Def. Mem. at 2. "The main reason for allowing the parties to move for amendment of the findings is to correct, clarify, or amplify the findings so that the appellate court will be able to arrive at a thorough understanding of the factual basis of the trial court's decision." JAMES WM. MOORE, MOORE'S FEDERAL PRACTICE P.P. 52.60[3], 52.60[4][d] (3d ed. 1999). While Plaintiffs do not seek to do so here, a "party may move to amend the findings of fact, even if modified or additional findings would effectively reverse the judgment." Id.ss. 62.60[1]. Although case law speaks of "manifest error," amendment is appropriate wherever the "trial record supports the amendments to the findings of fact and conclusions of law." National Metal Finishing Co. v.
BarclarysAmerican/Commercial, Inc., 899 F.2d 119, 124-25 (1st Cir. 1990). "A motion to alter or amend judgment is particularly appropriate to obtain additional relief to which a party has been found to be entitled." Scott v. City of Topeka Police & Fire Civil Serv. Comm'n, 739 F. Supp. 1434, 1437 (D. Kan.
1990).

      Defendant's cited authorities are not to the contrary. Fontenot v. Mesa Petroleum Co., 791 F.2d 1207, 1219-20 (5th Cir. 1986) correctly holds that "the trial court is only required to amend its findings of fact based on
evidence   contained  in  the  record.   To  do  otherwise  would  defeat  the
compelling interest in the finality of litigation." Id. at 1219 (district court not obligated to amend findings based upon helicopter operations manual that could have been introduced at trial). By contrast, Plaintiffs here have identified the extensive evidence in the record of dividends paid, capital infused, and returns demanded. See Pl. Mot. at 5 & App. A (specifically identifying the record evidence proving dividends actually paid by Bank United on the 1992 preferred stock); 9-10 (specifically identifying the record evidence of the $35.3 million of capital infusions); and 12-13 (specifically identifying the record evidence of demanded rates of return). While Defendant raises numerous complaints, it does not dispute that the capital infusions occurred and the dividends were paid, as shown by this "credible evidence in the record." As to the demanded return of 20 percent, it is Defendant that is improperly attempting to relitigate, not Plaintiffs. This Court found "Shay's testimony . . . credible and supported by the facts" that investors were demanding a 20-25 percent return. Bank United, 50 Fed. Cl. at 660 n.15. Thus, as even Defendant's authority establishes, amendment is warranted. See Def. Mem. at 2 (citing BLACK'S LAW DICTIONARY
definition of   "manifest   error"  as   including   instances   where  the
trial  court "disregard[ed]. . . credible evidence in the record").
      Defendant's  other  legal  authorities  prove  no  more.  The  "somewhat frivolous" argument in Federal Deposit Insurance Corp. v. Meyer, 781 F.2d 1260 (7th Cir. 1986) did not cite to any record evidence that would justify amendment. Id. at 1262, 1268. In Mincey v. Head, 206 F.3d 1106 (11th Cir.
2000) the district court had considered the motion to amend on its merits, but found the criminal defendant's additional evidence unpersuasive. Id. at
1137-42  (new  affidavit  by  psychologist   did  not  undermine   finding  of
defendant's guilt for convenience store murder). The court in Diebitz v. Arreola, 834 F. Supp. 298 (E.D. Wis. 1993) also considered the merits of the
Rule  52(b)  motion,  but  like  Mincey,  found  the  defendant's   post-trial
arguments not credible. Id. at 302-04. Here, by contrast, Defendant does not contest the record evidence that Bank United paid dividends on its 1992 preferred stock and infused $35.3 million in 1990 and 1991, as the Court has found. Bank United, 50 Fed. Cl. at 660, 662.
      Bank United is not seeking a "second opportunity to prove its case." Def. Mem. at 3. As stated at the outset, Plaintiffs fully recognize (and these motions are in the context of) that the "Court rejected Plaintiffs' lost profits claim and Plaintiffs' model for calculating the cost of substitute capital. Those rulings are not the subject of these motions, and Plaintiffs respectfully reserve their rights of appeal with respect to those rulings." Pl. Mot. at 2. Instead, given the Court's holding that Plaintiffs successfully mitigated, Plaintiffs simply seek amendment, with all respect, to award them the cost of "those mitigation activities." Bank United, 50 Fed. Cl. at 665.

II. PLAINTIFFS ARE ENTITLED TO RECOVER THE PROVEN DIVIDEND PAYMENTS BY BANK UNITED FOR THE 1992 PREFERRED STOCK

      A.    DEFENDANT'S  BREACH CAUSED  PLAINTIFFS TO INCUR A COST TO MITIGATE
            - DIVIDENDS - THEY WOULD NOT HAVE INCURRED BUT FOR THE BREACH

      Under this Court's holding, had the Government not breached Bank United would not have had to pay preferred dividends to "cover" that breach. Whether the preferred stock issuance would have taken place in whole or part or whether the proceeds of the issuance would have been used for another purpose, such as growing the Bank even larger than it turned out to be, does not change that conclusion. This Court held that the proceeds were used to mitigate. The Defendant, the judicially determined contract breacher, hurls epithets and erroneous arguments in an attempt to obscure this fact.
      Relying on the testimony of the late Professor Merton Miller, Defendant first asserts that the actual dividends paid generate no net mitigation cost because of the "indisputable fact" and "economic truism" that Plaintiffs, by issuing preferred stock, received cash "equal[] in value to the discounted present value of the dividend payments." Def. Mem. at 6, 9. This is supposedly an "economic 'wash,'" Defendant argues, and Plaintiffs' damages from paying the $69.3 million in dividends in order to mitigate the Defendant's breach are therefore zero. Def. Mem. at 8.
      That Bank United issued its preferred stock at a fair market value price (as one would expect) is entirely beside the point; indeed, legally irrelevant. Defendant seeks to repeal the law of mitigation, in particular, the well-established law of "cover."1 If Defendant were correct, then any breaching defendant could defeat mitigation damages by simply stating: "Yes, it is true that plaintiff had to buy X (be it a bushel of wheat, a truck, a piece of equipment, or a widget)

-------------------------
1 Although not "cover" in its strictest sense, because only a Government agency can give a forbearance from a regulation, this Court has held that Plaintiffs were able to engage in transactions that mitigated, as if they were "cover."

because of my breach, but plaintiff obtained fair value in the mitigating transaction. There are no damages because the mitigating transaction is an economic 'wash.'" This is not the law. U.C.C. ss.2-712 (1997); Hughes Communications Galaxy, Inc. v. United States, 271 F.3d 1060, 1066 (Fed. Cir.
2001);  Louis  Dreyfus  Corp. v. Brown,  709 F.2d 898,  899-901 (5th Cir.  1983)
(damages awarded for cover transaction at market price from Chicago Board of Trade); G.A. Thompson & Co. v. Wendell J. Miller Mfg., 457 F. Supp. 996, 998-99 (S.D.N.Y. 1978) (damages awarded for mitigating transaction for debt securities at "prevailing market price"); Green Construction Co. v. First Indemnity of America Ins. Co., 735 F. Supp. 1254, 1264-65 (D.N.J. 1990) (damages awarded for mitigating transaction awarded to lowest bidder).
      While defendants often argue that the plaintiff paid too much in the mitigating transaction, it is a rare defendant who argues it is not liable because plaintiff paid too little, or received a "fair deal" in the mitigating transaction. Moreover, in cases where the plaintiff chooses not to cover via a substitute purchase, plaintiff still obtains damages equaling the difference between a calculated "market price" (the very definition of a fair value "economic wash" substitute transaction) and the contract price. U.C.C. ss.ss. 2-711 & 2-713 (1997); Simeone v. First Bank National Ass'n, 73 F.3d 184, 187-88
(8th Cir. 1996). The relevant damages issue is not whether the plaintiff obtained fair value in a mitigating transaction, but whether the plaintiff incurred an additional cost that would not have been incurred had the defendant fully performed. This Court has held that Plaintiffs used the preferred stock proceeds to mitigate. Plaintiffs therefore incurred the obligation to pay (and did pay) $69.3 million in dividends they would not have incurred or paid if the Government had not breached. Plaintiffs are entitled to recover those dividends as a cost of mitigation.

      B.    CAL FED DID NOT CONFIRM DR.  MILLER'S  THEORY AS A MATTER OF STARE
            DECISIS

      Defendant is dead wrong that the Court of Appeals decision in California Federal Bank, FSB v. United States, 245 F.3d 1342, 1350 (Fed. Cir. 2001), cert denied, 122 S. Ct. 920 (2002) precludes, as a matter of stare decisis, Plaintiffs from recovering the dividends Bank United paid on the 1992 preferred stock. Def. Mem. at 7. Stare decisis prevents only the relitigation of legal issues decided by a court.

      The doctrine of stare decisis is a vital social policy utilized by courts to provide predictability, continuity, and consistency in the law so that the populace may expect courts to apply the same or similar legal maxims to similar factual scenarios. See Helvering v. Hallock, 309 U.S. 106 (1940); Premier Electric Const. Co. v. Natl. Electrical Contractors Ass'n, Inc., 814 F.2d 358, 367 (7th Cir. 1987). Simply put, "[s]tare decisis means that the facts will receive like treatment in a court of law." Flowers v. United States, 764 F.2d 759, 761 (11th Cir. 1985). Stare decisis is related to collateral estoppel (issue preclusion), but whereas collateral estoppel applies to issues of fact, stare decisis applies only to issues of law.

In re Brand Name Prescription Drugs Antitrust Litig., Cause No. 94C897, 2000 WL 204061, *2 (N.D. Ill. Feb. 10, 2000).
      Neither the Court of Appeals nor the trial court in Cal Fed adopted as a matter of law Dr. Miller's economic theory that the only cost of raising capital is transaction costs. The trial court's ruling was a factual determination based on competing models and reports presented by the parties' experts. California Federal Bank, FSB v. United States, 43 Fed. Cl. 445, 460-61 (1999). The Court of Appeals noted that the trial court found "Cal Fed's experts not credible," 245 F.3d at 1350, and found "no clear error in the court's factual finding that the floatation costs provided an appropriate measure of Cal Fed's damages incurred in replacing the supervisory goodwill with tangible capital." Id (emphasis added). Cal Fed is not stare decisis of any issue in this case.2
      Defendant fails to cite LaSalle Talman Bank, F.S.B. v. United States, 45 Fed. Cl. 64 (1999), in which the Court rejected Dr. Miller's theory and ruled that "the cost to plaintiff of an obligation to make dividend payments is simply the amount of those payments, if paid." Id. at 105. The court went on to rule that:

      A plaintiff that has issued preferred stock to raise capital incurs an exposure to making dividend payments until the stock is retired. These payments would not have been incurred but for the need to replace supervisory goodwill following the breach. Consequently, dividend payments, as well as floatation costs, may be attributable to the government.

Id. at 107. 3 The LaSalle court's analysis is consistent with the law of mitigation that an injured party is entitled to recover its actual costs of mitigation.

-------------------------
2 This Court appears to have rejected Defendant's argument, based on Dr. Miller's theory, that the only cost of raising capital is floatation costs. In Defendant's Post-Trial Brief, it argued that Plaintiffs should not recover the interest they paid on the Murray bridge loan to mitigate the subdebt breach because Bank United received cash that offset the interest paid. Id. at 73. Nonetheless, the Court awarded Plaintiffs the Murray loan interest as a cost of mitigation. Bank United, 50 Fed. Cl. at 665. Likewise, the damages approved by the Federal Circuit to the majority shareholder of Bluebonnet Savings were for the interest costs actually paid by that shareholder as a consequence of the Government's breach. Bluebonnet Savings Bank, F.S.B. v. United States, 266 F.3d 1348, 1357-58 (Fed. Cir. 2001).
3 The LaSalle court did not award plaintiff the hypothetical dividends projected by its model as the cost of mitigating the FIRREA breach because it found that LaSalle had actually mitigated in a manner different from the model and had no legal obligation to pay the dividends projected by the model. 45 Fed. Cl. at 112. The court said, however, "If plaintiffs had actually raised capital according to Professor James' model, there is no reason why we should not fully compensate plaintiff for its dividend payments to date." Id. at 109. Neither of the grounds the LaSalle court found for denying plaintiff recovery applies here where the court has found that the 1992 capital infusion did mitigate the harm from the breach and where, in these motions, Plaintiffs are not relying on an expert or a model but seek to recover actual dividends that were actually paid to real investors to raise capital that this Court found mitigated the breach. In Cal Fed, the trial court was not persuaded by plaintiffs' model that projected a theoretical cost of over one billion dollars to raise $390 million in capital. 43 Fed. Cl. at 461. The court did not address actual mitigation costs. Further, in Bluebonnet Savings Bank, FSB v. United States, 47

      C. NO OFFSET SHOULD BE MADE FOR ANY "BENEFIT" OF CASH RECEIVED FROM THE INFUSION OF PREFERRED CAPITAL

      Defendant asserts that, even if the cash received is not a complete "economic wash" that cancels entirely the cost of the dividends paid, some unidentified offset should still occur because of the resulting "benefit" to the Bank of receiving cash. Def. Mem. at 8-9, 17 n.10. No offset is required.
      First, as Plaintiffs have pointed out previously, infusing capital could not fully mitigate the Government's breaches, particularly the breach of the Capital Forbearance. See Pl. Mot. at 5- 6; Plaintiffs' Post-Trial Brief ("Pl. Br.") at 77-78. The capital plan - with its accompanying leverage - provided the opportunity for Plaintiffs to earn a higher return on their invested capital. Infusing capital, to the contrary, reduces the return on invested capital in comparison to what Plaintiffs would have earned if the Government had not breached.4 Cash, therefore, cannot fully mitigate the breach.
      Second, no offset is legally required because no evidence exists that Bank United needed or wanted any of the alleged incidental benefits of the infused cash. Pl. Mot. at 6. The analysis of whether Plaintiffs received any wanted or needed incidental benefit from the infused cash focuses not on "the objective value of the" cash received, but on the deal "for which [Plaintiffs] had bargained." Handicapped Children's Edu. Bd. of Sheboygan Co. v. Lukazewski, 332 N.W.2d 774, 779 (Wis. 1983). In Handicapped Children, for example, at issue were the damages a school board could recover from a teacher who breached her employment agreement.

-------------------------
Fed. Cl. 156 (2000), Judge Futey rejected Dr. Miller's testimony on credit risk and dividend irrelevance in part because Miller's testimony was "shaped by his public policy goals...Professor Miller also demonstrated a contempt for the word, 'thrift'...Such statements reduced his credibility as a witness." Id. at 175-77 n.100 (citation omitted).

The board sought the entire incremental cost of the replacement teacher. The defendant argued that, because the replacement teacher was more qualified, defendant was entitled to a set-off. Id. at 778-79. The court rejected the defendant's argument, holding that the plaintiff bargained for a teacher of the defendant's caliber and nothing more:

      The Board expected to receive the services of a speech therapist with Lukazewski's education and experience at the salary agreed upon. It neither expected nor wanted a more experienced therapist who had to be paid additional [compensation]. Lukazewski's breach forced the Board to hire the replacement and, in turn, to pay a higher salary. Therefore, the Board lost the benefit of its bargain. Any additional value the Board may have received from the replacement's greater experience was imposed upon it and thus cannot be characterized as a benefit.

Id. at 779 (emphasis added). Accord 3 D. DOBBS, LAW OF REMEDIES ss. 12.6(2) at 139-40 (1993); Kangas v. Trust, 441 N.E.2d 1271, 1274 (Ill. App. Ct. 1982).
      The same is true in this case. Plaintiffs bargained for and received the right to deploy capital under the terms of their agreement with Defendant, and particularly under the terms of the Capital Forbearance. Bank United, 50 Fed. Cl. at 648-49, 655. Plaintiffs neither expected nor wanted to put more capital at risk under a less favorable capital ratio in order to acquire or originate the assets they expected to be able to acquire or originate under the terms of the agreement without the need for additional capital. Id. at 657. Yet, that is exactly what Plaintiffs were forced to do. Id. at 660-61 (Plaintiffs infused capital in late 1990 in "order for the bank to remain in capital-ratio compliance while the junk bond dispute was being resolved"); Def. Mem. at 9 n.4 (stating that the preferred stock was needed to "increase the Bank's total capital to support further growth").

-------------------------
4 The return on capital is reduced in comparison to the non-mitigating situation because the same profits (i.e., return to capital) must be divided among a greater amount of capital (i.e., the capital denominator is greater after Plaintiffs' capital infusions).

      Third, Defendant's argument that Plaintiffs will somehow be unjustly enriched without an offset cannot be squared with this Court's conclusion that the Bank used the $121 million of infusions to mitigate the Government's breach. Id. at 660-62. Therefore, requiring Plaintiffs to give part of the infusions back to the Government in the form of an offset would leave Plaintiffs less than whole.
      Fourth, it would be legally incongruent to leave Plaintiffs in a worse position, as a result of having to craft their own way to mitigate, than they would have been had the Government tried to mitigate the harm it created. For example, assume that the $121 million had come not from Plaintiffs but from Defendant. That is, assume that Congress made a policy decision that precluded the Government from honoring the terms of Plaintiffs' agreement but, in an effort to mitigate the harm caused by the breach, gave Plaintiffs $121 million. No one would later argue that Plaintiffs owed back any portion of that money. Yet, that is effectively the argument being made by Defendant. It makes even less sense in this case because it would reward Defendant, the wrongdoer, for sitting idly by while Plaintiffs incurred additional risk in attempting to limit the harm caused by the breach.5

      Fifth, Defendant has failed to prove the amount of the claimed offset. As the breaching party, Defendant bears the burden of proof as to any amount of the claimed offset resulting from successful mitigation. See, 5 CORBIN, CONTRACTS ss.1039 at 251 (1964); Bank One, Texas, N.A.

-------------------------
5 Settled law holds that a plaintiff's damages are not reduced in cases where the defendant is in an equal or better position to mitigate the harm of the breach. Midwest Industrial Painting of Florida v. United States, 4 Cl. Ct. 124, 133 (1983); S.J. Groves & Sons Co. v. Warner Co., 576 F.2d 524, 530
(3d Cir. 1978). After the breach here, Defendant was in as good a position - indeed, with the resources of the United States Treasury, in a far better position - as Plaintiffs to mitigate the breach by infusing the same $121 million this Court found mitigated the Government's breach. (Even without a capital infusion, the Government could have mitigated the breach simply by grandfathering the three capital promises it had made to Bank

v. Taylor, 970 F.2d 16, 29 (5th Cir. 1992) ("One who claims a failure to mitigate damages has the burden to prove not only lack of diligence on the part of the injured party, but also the amount by which damages were increased by such failure to mitigate"); John Morrell & Co. v. Local Union 304A, 913 F.2d 544, 557 (8th Cir. 1990) (breaching party failed to carry burden of proof as to claimed benefit as well as its amount). "[D]efendant must prove the amount of the offset with reasonable certainty." Id. at 557. Defendant makes no attempt to meet its burden.6

      D.    THE  AMOUNT  OF  DIVIDENDS  ACTUALLY  PAID BY BANK  UNITED  IS NOT
            "ABSURD"

      The amount of the dividends - that Bank United actually paid - is not "absurd" as Defendant asserts. Def. Mem. at 5 n.3, 7. Not only is capital not free, it is actually quite expensive as anyone (including the United States Treasury) who has borrowed will readily acknowledge. The interest paid on home loans, for example, usually exceeds the principal, and often by a large amount. A standard home mortgage table will demonstrate that interest paid on a 30-year 7% mortgage will total $1.39 for each dollar borrowed. For a 10% loan (close to the 10.12% dividend rate on the 1992 preferred stock), the interest paid will total $2.15 for each dollar borrowed. See Barron's Financial Guides, Mortgage Payments (3d ed. 2001), at 283, 289 (for an on-line mortgage calculator, see: www.Bloomberg.com/money/loan/mtge_calc.html) The cost of mitigation here for dividends actually paid on the 1992 preferred is simply a function of the $85.5 million preferred principal outstanding for eight years and the 10.12% dividend rate, dividends that, had the Government not breached, Bank United would not have had to pay to mitigate Defendant's breach.

-------------------------
United.) Consequently, there should be no reduction of damages by an offset where Defendant was at least equally well-positioned to mitigate but chose not to do so.

      E. PLAINTIFFS INCURRED THE COST OF THE DIVIDENDS PAID ON THE 1992 PREFERRED STOCK BEFORE THE CLOSE OF THE DAMAGES WINDOW

      Defendant ignores the Court's opinion by arguing that the proceeds from the 1992 preferred stock sale did not mitigate the breach and therefore the dividends paid on the preferred are not recoverable as mitigation costs. Def. Mem. at 12-14. "In fact, the December 1992 issuance of preferred stock was clearly not effected to replace capital (or leverage capacity) during the so-called 'damages window,'. . . ." Id. at 13 n. 7 (emphasis in original). Of course, the Court found that the sale of the preferred did mitigate the breach. Bank United, 50 Fed. Cl. at 660-62, 665.

      Defendant also argues that the preferred dividends were not a cost of mitigation because they were paid after the close of the damages window. This argument is irrelevant and meritless because it is undisputed that the obligation to pay the dividends was incurred in 1992 during the "damages window." That the obligation was fulfilled over time is of no moment. The cost of a residential mortgage is incurred on the day the mortgage is signed even though the interest is paid on the mortgage over 30 years.

      F. PLAINTIFFS WERE NOT REQUIRED BY THE LAW OF MITIGATION TO FERRET OUT THE MEANS OF MITIGATION THAT WOULD MINIMIZE DEFENDANT'S OBLIGATION TO PAY DAMAGES

      This Court has found that "FIRREA and its implementing regulations constituted an egregious breach of the three significant, bargained-for provisions of the contract between plaintiffs and government regulators which directly impacted . . . [Bank United's] leverage capacity." Bank United, 50 Fed. Cl. at 650; see also Bank United of Texas FSB v. United States,

-------------------------
6 Nevertheless, if the Court determines some offset to Plaintiffs' cost of paying the 1992 preferred dividends is required, the only evidence in the record is the "risk free" rate of 7% at which Plaintiffs could have invested the cash. Bank United, 50 Fed. Cl. at 656.

49 Fed. Cl. 1, 5 (1999) (Smith, J.). The Court further held that Plaintiffs mitigated this breach, in part, through the 1992 issuance of preferred stock. Id. at 660-62, 665. Defendant ignores this holding and well-settled law by arguing that Plaintiffs should have selected some other avenue of mitigation that would have been more favorable to the United States. Def. Mem. at 14-15. A plaintiff "is not required to make extraordinary efforts to ferret out the single best situation which will absolutely minimize the breaching party's damages." Ketchikan Pulp Co. v. United States, 20 Cl. Ct. 164, 166 (1990); S.J. Groves, 576 F.2d at 529-30 ("The rule of mitigation of damages may not be invoked by a contract breaker as a basis for hypercritical examination of the conduct of the injured party, or merely for the purpose of showing that the injured person might have taken steps which seemed wiser or would have been more advantageous to the defaulter.") Rather, a plaintiff is required to act "reasonably" in its efforts to mitigate. Energy Capital Corp v. United States, 47 Fed. Cl. 382, 421 (2000); Ketchikan Pulp, 20 Cl. Ct. at 166. By awarding Plaintiffs certain costs of mitigation, the Court necessarily held they acted reasonably.

III. PLAINTIFFS ARE ENTITLED TO RECOVER THE $35.3 MILLION THE COURT FOUND THEY SPENT TO MITIGATE THE BREACH AND A RETURN ON THE $35.3 MILLION

      Plaintiffs showed in their motions that they spent $35.3 million to mitigate the breach that, but for the breach, would have remained in the Plaintiff-owners' "pockets." Pl. Mot. at 11-13. Defendant's responding arguments are long on name-calling and short on merit. It contends that as long as the $35.3 million in capital stayed within the family of Plaintiffs it was not a cost of mitigation-- the Plaintiffs just moved "that money from one pocket to another." Def. Mem. at 15. Under Defendant's theory, a family would not be injured if a husband lost $100 because of a breached contract and his wife gave him $100 to replace it.
      This Court held that the $35.3 million cash infusion from the Plaintiff-owners into Bank United, along with other cash infusions, restored Bank United to where it would have been but for the breach. Bank United, 50 Fed. Cl. at 660-62, 665. Bank United was, therefore, back to even but the Plaintiff-owners were out $35.3 million that, but for the breach, they would not have had to invest to mitigate the breach. Pl. Mot. at 9-12. Moreover, once the Plaintiff-owners infused the capital in Bank United, their risk increased substantially. Their claim to the money was subordinate to Bank United's trade creditors, debt holders, preferred shareholders, Bank United Corp.'s senior debt holders and the Government (the insurer and regulator of the institution), which could have seized the Bank or refused to permit it to pay dividends to the Plaintiff-owners. This capital infusion was far from moving money from one's right pocket to the left.
      Defendant argues further that the $35.3 million was not a cost of mitigation because Defendant compares the condition of the Bank the day before the $35.3 million infusion and the day after the infusion and says it was worth $35.3 million more the day after and therefore Plaintiffs were not injured.7 Def. Mem. at 17. Of course, the Bank was $35.3 million better off the day after the infusion. The proper comparison is, however, the condition of the Bank had the Defendant not breached with its condition after the breach but with the $35.3 million capital infusion. As this Court has ruled, the capital infusion simply put the Bank where it would have been but for the breach.
      Finally, Defendant states, without elaboration, that JX 63 shows that Plaintiffs got the $35.3 million back and therefore may not recover it as a cost of mitigation. Def. Mem. at 4. In fact, JX 63, at BU896586, shows only that in 1996 Bank United paid a dividend to its parent company. The document gives no indication of the sources of the cash dividend and Defendant offers no proof that the dividend included the $35.3 million. Moreover, given the Court's

-------------------------
7     There were actually three separate  infusions.  Bank United, 50 Fed. Cl.
at 661.

mitigation holding, had Defendant not breached, Bank United would have utilized the promised leverage, grown, profited and then paid the same $100 million dividend, but without having to infuse the $35.3 million to grow the way it would have grown but for the Defendant's breach.
      Plaintiffs  are also  entitled  to a return on the $35.3  million.  Courts routinely recognize that a plaintiff's lost use of its resources is an appropriate element of its economic damages if, but for the defendant's breach, the plaintiff could have obtained an additional return on those resources. See Cole Energy Dev. Co. v. Ingersoll-Rand Co., 913 F.2d 1194, 1202 (7th Cir. 1990) ("The cost to Cole of not having money when it should have is not prejudgment interest, but an actual loss incurred by Cole"); Multiflex, Inc. v. Samuel Moore & Co., 709 F.2d 980, 996 (5th Cir. 1983) (distinguishing damages arising from "the lost opportunity cost of the capital" from impermissible prejudgment interest). As explained in Plaintiffs' Motion, Pl. Mot. at 12-13, the reason behind this rule is straightforward - "[s]ince the purpose of an award of damages is to put the plaintiff in the position he would have occupied but for the wrongful act of the defendant, there is no objection in principle to awarding a plaintiff not only lost principal but lost profit." Movits v. First Nat'l Bank, 148 F.3d 760, 761 (7th Cir. 1998) (Posner, J.) (approving potential award of lost opportunity costs); see also Pl. Mot. at 11-13.
      The return on the $35.3 million infused by the Plaintiff-owners is exactly this type of damage. Because the Court has already found that the Plaintiff-owners were forced to infuse the $35.3 million in Bank United to mitigate the Government's breach, see Bank United, 50 Fed. Cl. at 662, the only question remaining is what a reasonable return would have been on the $35.3 million. See Fishman v. Estate of Wirtz, 807 F.2d 520, 556 (7th Cir. 1986) ("The opportunity cost of an investment may be defined as the return on the most lucrative alternative investment, that is, the return on the 'next-best' investment.") Plaintiffs' Motion recites extensive evidence from the record proving that Plaintiffs would have earned a return of at least 20 percent on the infusions. Pl. Mot. at 11-13 This evidence demonstrates that had the Plaintiff-owners not been required to use this money to make up for Defendant's breach, they could have deployed it in profitable opportunities, including Bank United itself. Accordingly, Plaintiffs are entitled to the return they would have received on the $35.3 million had they not been forced to use it to mitigate the breach.8
      Defendant also argues that because Plaintiffs made no alternative investment of the $35.3 million it cannot be known what return they would have earned and therefore Plaintiffs are entitled to no return. Pl. Mem. at 18. The cases reject this argument which, if accepted, would turn the law of damages on its head by allowing a breaching party to use the consequences of its wrongful conduct to create uncertainty to preclude recovery by the injured party. Indu Craft, Inc. v. Bank of Baroda, 47 F.3d 490, 496 (2d Cir. 1995) (under "wrongdoer rule" the wrongdoer must shoulder the burden of the uncertainty regarding the amount of damages" caused by its breach.) Plaintiffs were never able to invest the $35.3 million in alternative investments only because they had to use it to mitigate the breach. Once money is called or raised and the preference or interest rate is running, the money is utilized. Defendant asks the Court to make the unreasonable finding that the Plaintiff-owners would have called the money, left this money in a mattress, and

-------------------------
8 Defendant argues that Plaintiffs should be denied a return on the $35.3 million because they have not shown "what plaintiffs would have earned on investments other than Bank United." Def. Mem. at 19. Plaintiffs have provided sufficient evidence. Pl. Mot. at 11-13. Moreover, this Court found that plaintiffs earned a 24-25% return on their investment in Bank United even with the Government's breach. Bank United, 50 Fed. Cl. 663 n.18. If there had been no breach and Plaintiff-owners had not been required to use the $35.3 million to mitigate, they could have invested it in Bank United and earned a higher rate of return than 24-25%. See supra at 2, 9-10. Plaintiffs' actual post-breach return, therefore, is a highly appropriate and concrete real world measure of Plaintiffs' loss.

earned no return on it, a highly unlikely event in view of the investment goals of Hyperion Partners L.P., Pl. Mot. at 12, or any other investor.
      Defendant finally argues that Plaintiffs are not entitled to a return on the $35.3 million because they already have earned one. Def. Mem. at 18. This argument ignores basic economic principles and the Court's holding that the $35.3 million was used to mitigate the Government's breach. As explained in Plaintiffs' Motions (p.11 & n.8), under the Court's mitigation analysis the $35.3 million infusion earned Plaintiffs no additional return; its infusion in the Bank simply allowed Plaintiffs to achieve the return they would have made on their initial $90 million investment if there had been no breach. Had the Defendant not breached its agreement with Plaintiffs, the Plaintiff-owners would have received the return they bargained for, plus the return they could have achieved by otherwise deploying the $35.3 million. See Fishman, 807 F.2d at 556; see also supra at 10-11.

IV.   THE GOVERNMENT'S "EVIDENTIARY" ARGUMENTS ARE MERITLESS

      As discussed above, Rules 52 and 59 of the Court of Federal Claims specifically authorize the Court to reopen the record to include additional evidence of the costs incurred by Plaintiffs in mitigating Defendant's breach. Supra at 2-4. In a last-ditch effort to deprive Plaintiffs of their right to full compensation of their mitigation costs (and their right to have complete findings of fact), Defendant asserts, without the benefit of any supporting authority, that the materials attached to Plaintiffs' Motions are inadmissible and requests that most be stricken from the record. Def. Mem. at 21-23. Defendant's unsupported arguments do not withstand scrutiny. Even Defendant's own Fontenot v. Mesa Petroleum Co., 791 F.2d 1207 (5th Cir. 1986) establishes this point. Id. at 1219 (denying Rule 52 motion but admitting helicopter operations manual that could have been offered at trial).

      Defendant first argues that the evidence relating to the dividends paid on the December 1992 preferred stock is irrelevant. Def. Mem. at 21-22. This evidence consists of the tables attached as Appendices A and D, as well as the Declaration of Jonathon K. Heffron, the former Chief Operating Officer and General Counsel of Bank United, which is attached as Appendix E.9 These materials are clearly relevant to the Court's holding that Plaintiffs are entitled to the costs they incurred in issuing the preferred stock to mitigate the Government's breach, because they demonstrate the existence of additional costs incurred in doing so, i.e., dividends. See FED. R. EVID. 401 ("`Relevant evidence' means evidence having any tendency to make the existence of any fact that is of consequence to the determination of the action more probable or less probable than it would be without the evidence.").
      Defendant next argues that Plaintiffs' "desire for a 'full record' . . . is not sufficient reason to vacate the Court's judgment in order to accept" Bank United's 1996 Audited Financial Statement. Def. Mem. at 22. As explained in Plaintiffs' Motions, this document, which was marked as DX1325, is one of the bases for DX1240A, which is cited in the Court's opinion. Thus, Plaintiffs have the right to have DX1325 included in the record for purposes of further review. Defendant's argument that the Court's citation to DX1240A has nothing to do with the part of DX1240A that relies on DX1325 asks the Court to improperly excise half of DX1240A from the record. Moreover, because DX1325 bears on Plaintiffs' mitigation of the Government's breach, this document is relevant.
      Defendant's third argument is that Appendices A, B, and C should be stricken from the record because Plaintiffs "failed to ask for [their] admission." Def. Mem. at 23. This hyper-technical argument is disingenuous - in the very first paragraph of Plaintiffs' Motions, Plaintiffs

-------------------------
9     Contrary to Defendant's  assertion,  Def. Mem. at 21, Mr. Heffron is not now and never
request that "the Court reopen the record to admit additional documentary evidence of" their costs of mitigation. Pl. Mot. at 1, 4.
      Defendant's final argument is that Appendices B and C should also be stricken from the record because they present "unsworn, unverified, expert testimony" and the Government was "not given an opportunity through discovery or trial to examine that material." Def. Mem. at 23. Plaintiffs "unsworn" and "unverified expert testimony" is simple arithmetic. These Appendices simply show how one could arrive at the Plaintiff-owner's lost opportunity costs using various rates of return that are supported by the record.

                                   CONCLUSION

      For the reasons stated in this Reply Memorandum and in Plaintiffs' Motions, Plaintiffs move the Court to amend its Opinion and Judgment to award Plaintiffs their actual costs of mitigation and to reopen the record to admit certain additional evidence described in Plaintiffs' Motions.

                                             Respectfully submitted,


                                             ---------------------
                                             Walter B. Stuart
                                             Texas Bar No. 194290290
                                             VINSON & ELKINS L.L.P.
                                             1001 Fannin, Suite 2300
                                             Houston, Texas 77002
                                             (713) 758-1086

OF COUNSEL                                   Attorney of Record for Plaintiffs
John D. Taurman
 Unified D.C. Bar No. 133942
Tegan M. Flynn
 Unified D.C. Bar No. 420710
Joseph E. Hunsader
 Unified D.C. Bar No. 453328
(202) 639-6650

--------------------------------------------------------------------------------
has been a Vinson & Elkins L.L.P. attorney.

VINSON & ELKINS L.L.P.
1455 Pennsylvania Avenue, N.W., Suite 600
Washington, DC  20004-1008

David T. Hedges, Jr.
 Texas Bar No. 09370000
Michael C. Holmes
 Texas Bar No. 24002307
(713) 758-2676

VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760

                             CERTIFICATE OF SERVICE

      I hereby certify that on this ____ day of March 2002, I caused a copy of Plaintiffs' Reply To Defendant's Memorandum In Response To Plaintiffs' Motion For Amended Findings And Judgment and For Re-Opening The Record For Additional Evidence and Defendant's Motion To Strike to be served by hand delivery and United States mail upon:

            John J. Hoffman, Esq.
            Commercial Litigation Branch
            Civil Division
            Department of Justice
            Attn:  Classification Unit, 8th Floor
            1100 L. Street, N.W.
            Washington, D.C. 20530





                                    ------------------------------------------
                                    Attorney for Plaintiffs